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Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF
ANY AND ALL OUTSTANDING
6.625% SENIOR NOTES due 2013
OF

CARPENTER TECHNOLOGY CORPORATION

        This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Corporation's (as defined below) outstanding 6.625% Senior Notes (the "Outstanding Senior Notes") are not immediately available, (ii) Outstanding Senior Notes, the Letter of Transmittal and all other required documents cannot be delivered to U.S. Bank Trust National Association (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer—Procedures for Tendering" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Outstanding Senior Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Outstanding Senior Notes (or facsimile thereof) must also be received by the Exchange Agent on or prior to the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Letter of Transmittal.

The Exchange Agent For The Exchange Offer Is:

U.S. Bank Trust National Association

By Registered or Certified Mail:

U.S. Bank Trust National Association
U.S. Bank West Side Flats Operations Center
60 Livingston Avenue
St. Paul, MN 55107

Attn: Specialized Finance—Carpenter Technology Exchange Offer

Facsimile Transmissions

(Eligible Institutions Only)

(651) 495-8158
Confirm by Telephone:
(800) 934-6802

        Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above will not constitute a valid delivery.

        THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

LADIES AND GENTLEMEN:

        The undersigned hereby tenders to Carpenter Technology Corporation, a Delaware corporation (the "Corporation"), upon the terms and subject to the conditions set forth in the Prospectus dated                        , 2003 (as the same may be amended or supplemented from time to time, the "Prospectus") and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Outstanding Senior Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer—Procedures for Tendering."

Name(s) of Registered Holder(s):

Aggregate Principal Amount of Outstanding Senior Notes:
$
Amount Tendered:	$	*

        If Outstanding Senior Notes will be tendered by forwarding a Certificate or Certificates, provide the following information:

Certificate No(s) (if available):

Total Principal Amount Represented by Outstanding Senior Notes:
$

        If Outstanding Senior Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:
Date:
*
Must be in denominations of a Principal Amount of $1,000 and any integral multiple thereof.

        All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

X

X
Signature(s) of Owner(s) or Authorized Signatory	Date
Area Code and Telephone Number:

        This Notice of Guaranteed Delivery must be signed by the holder(s) of the Outstanding Senior Notes as their name(s) appear(s) on certificates for Outstanding Senior Notes or on a security position listing in the records of DTC, or by person(s) authorized to become registered Holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please print name(s) and address(es):

Name(s):

Capacity:

Address(es):

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Outstanding Senior Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Outstanding Senior Notes to the Exchange Agent's account at The Depository Corporation Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three (3) business days after the date of execution of this Notice of Guaranteed Delivery.

        The undersigned acknowledges that it must deliver the Letter(s) of Transmittal and the Outstanding Senior Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm	Authorized Signature

Address	Title

Zip Code	(Please Type or Print)

Area Code and Telephone No.	Dated:

NOTE: DO NOT SEND CERTIFICATES FOR OUTSTANDING SENIOR NOTES WITH THIS FORM. CERTIFICATES FOR OUTSTANDING SENIOR NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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  Exhibit 99.2
NOTICE OF GUARANTEED DELIVERY FOR TENDER OF ANY AND ALL OUTSTANDING 6.625% SENIOR NOTES due 2013 OF CARPENTER TECHNOLOGY CORPORATION
GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)